[THE PRINCETON REVIEW LOGO]

                                                       CONTACT:
                                                       Harriet Brand
                                                       The Princeton Review
                                                       (212) 874-8282 ext. 1091

FOR IMMEDIATE RELEASE

       THE PRINCETON REVIEW REPORTS SECOND QUARTER 2006 OPERATING RESULTS

NEW YORK, NY, AUGUST 9, 2006 -- The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support, and college admissions services, today announced financial results for the second quarter ended June 30, 2006.

SECOND QUARTER & SIX-MONTH 2006 FINANCIAL HIGHLIGHTS

o Revenue for the quarter ended June 30, 2006 increased 14.2% to $34.0 million from $29.8 million in 2005. Revenue for the six months ended June 30, 2006 increased 9.0% to $69.1 million from $63.4 million in 2005.

o For the quarter, the Company had a net loss attributable to common stockholders of ($1.5) million, or ($0.05) per share, as compared to a net loss of ($666,000), or ($0.02) per share, in 2005. Year-to-date, the Company had a net loss attributable to common stockholders of ($3.6) million, or ($0.13) per share, as compared to a net loss of ($1.0) million, or ($0.04) per share, in 2005.

o During the quarter, the Company recorded a restructuring charge of approximately $827,000 related to severance payments in connection with its workforce reduction in certain software development and administrative functions. These actions were to better align the Company's cost structure and improve efficiencies. Excluding this restructuring charge, the Company had a net loss attributable to common stockholders of ($638,000), or ($0.02) per share, and ($2.8) million, or ($0.10) per share, for the three months and six months ended June 30, 2006, respectively. The Company believes this non-GAAP financial measure is useful information to better understand how it measures its financial performance going forward.

"Revenue and bookings remain strong, and we're particularly gratified by large orders in Los Angeles, New York, and Florida. At the same time, we're making strides in streamlining the Company and cutting G&A, as evidenced by our restructuring charge," said John Katzman, CEO. "Our cost reductions continue, and we are taking further action during this next quarter."

TEST PREPARATION SERVICES

For the second quarter, Test Preparation Services revenue increased by $1.1 million, or 5.1%, from $20.6 million in 2005 to $21.7 million in 2006. SES revenue grew by $766,000, reflecting strong enrollment in the cities where the Company was selected as an after-school provider.

For the six months ended June 30, Test Preparation Services revenue increased by $3.2 million, or 7.4%, from $43.5 million in 2005 to $46.7 million in 2006. This increase is primarily comprised of SES revenue, which increased by $3.0 million.

K-12 SERVICES

For the second quarter, K-12 Services revenue increased by $2.7 million, or 38.0%, from $7.1 million in 2005 to $9.8 million in 2006. Assessment revenue increased by $1.3 million and revenue related to intervention increased by $1.5 million.

For the six months ended June 30, K-12 Services revenue increased by $1.7 million, or 11.0%, from $15.0 million in 2005 to $16.7 million in 2006, primarily related to an increase in intervention revenue of $1.8 million.

ADMISSIONS SERVICES

For the second quarter, Admissions Services revenue increased by $472,000, or 23.1%, from $2.0 million in 2005 to $2.5 million in 2006. This increase was primarily related to an increase in counseling services revenue of $638,000.

For the six months ended June 30, Admissions Services revenue increased by $852,000 or 17.6%, from $4.8 million in 2005 to $5.7 million in 2006 primarily related to an increase in counseling services revenue of $1.0 million.

--------------------------------------------------------------------------------

The Princeton Review will review its second quarter 2006 financial results and provide additional business highlights on a conference call at 10:00 a.m.
Eastern Standard Time today. A copy of this earnings release is available at HTTP://IR.PRINCETONREVIEW.COM/RELEASES.CFM?TYPE=EARNINGS. To participate on the live call, investors should dial (719) 457-2728 approximately ten minutes prior to the start time. In addition, the call will be available via live web cast over the Internet. To access the live web cast of the conference call, please go to HTTP://IR.PRINCETONREVIEW.COM/MEDIALIST.CFM 15 minutes prior to the start time of the call to register. An archived web cast will be available on the Company's website at HTTP://IR.PRINCETONREVIEW.COM/MEDIALIST.CFM. Additionally, a replay of the call can be accessed by dialing either (888) 203-1112 or (719) 457-0820, passcode 1456782, through August 12, 2006.

ABOUT THE PRINCETON REVIEW

The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company's free website, WWW.PRINCETONREVIEW.COM, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education, and helps hundreds of colleges and universities streamline their admissions and recruiting activities. In addition, The Princeton

Review   works   with   school   districts   around   the  U.S.  to   measurably
strengthen students' academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The
Company also authors more than 200 print and software titles on test preparation, college and graduate school selection and admissions, and related topics.

SAFE HARBOR STATEMENT

ALL STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS
"BELIEVE", "INTEND," "EXPECT", "MAY", "COULD", "WOULD", "WILL", "SHOULD", "PLAN", "PROJECT", "CONTEMPLATE", "ANTICIPATE", OR SIMILAR STATEMENTS. BECAUSE THESE STATEMENTS REFLECT THE PRINCETON REVIEW'S CURRENT VIEWS CONCERNING FUTURE EVENTS, THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE PRINCETON REVIEW'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF MANY FACTORS, INCLUDING, BUT NOT LIMITED TO, DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES; THE COMPANY'S ABILITY TO COMPETE EFFECTIVELY AND ADJUST TO RAPIDLY CHANGING MARKET DYNAMICS; THE TIMING OF REVENUE RECOGNITION FROM SIGNIFICANT CONTRACTS WITH SCHOOLS AND SCHOOL DISTRICTS; MARKET ACCEPTANCE OF THE COMPANY'S NEWER PRODUCTS AND SERVICES; CONTINUED FEDERAL AND STATE FOCUS ON ASSESSMENT AND REMEDIATION IN K-12 EDUCATION; AND THE OTHER FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" IN THE PRINCETON REVIEW'S MOST RECENT FORMS 10-K AND 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE PRINCETON REVIEW UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.

                              - Tables to Follow -
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                   THE PRINCETON REVIEW, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                             JUNE 30                              JUNE 30,
                                                                   --------------------------         ----------------------------
                                                                       2006             2005              2006              2005
                                                                   --------------------------         ----------------------------
REVENUE

  Test Preparation Services                                         $ 21,682         $ 20,630          $ 46,745          $  43,528
  K-12 Services                                                        9,828            7,122            16,701             15,041
  Admissions Services                                                  2,517            2,045             5,691              4,839
                                                                   ---------         --------         ---------         ----------
     Total revenue                                                    34,027           29,797            69,137             63,408
                                                                   ---------         --------         ---------         ----------
COST OF REVENUE

  Test Preparation Services                                            7,448            6,458            15,265             13,475
  K-12 Services                                                        4,830            2,935             9,584              7,003
  Admissions Services                                                  1,496            1,009             2,786              1,783
                                                                   ---------         --------         ---------         ----------
     Total cost of revenue                                            13,774           10,402            27,635             22,261
     GROSS PROFIT                                                     20,253           19,395            41,502             41,147
                                                                   ---------         --------         ---------         ----------
OPERATING EXPENSES                                                    21,018           19,772            44,137             41,335
                                                                   ---------         --------         ---------         ----------
Loss from operations                                                    (765)            (377)           (2,635)              (188)
Interest income (expense)                                               (192)               3              (222)              (266)
Other expense                                                           (377)               -              (377)                 -
Equity in the income (loss) of affiliates                                 16              (94)              (51)              (161)
                                                                   ---------         --------         ---------         ----------
LOSS BEFORE INCOME TAXES                                              (1,318)            (468)           (3,285)              (615)
(Provision) benefit for income taxes                                       -                -                 -                  -
                                                                   ---------         --------         ---------         ----------
NET LOSS                                                              (1,318)            (468)           (3,285)              (615)
DIVIDENDS AND ACCRETION ON SERIES B-1 PREFERRED STOCK                   (147)            (198)             (305)              (393)
                                                                   ---------         --------         ---------         ----------
LOSS ATTRIBUTED TO COMMON STOCKHOLDERS                             $  (1,465)        $   (666)        $  (3,590)        $   (1,008)
                                                                   ---------         --------         ---------         ----------
BASIC AND DILUTED LOSS PER SHARE                                   $   (0.05)        $  (0.02)        $   (0.13)        $    (0.04)
                                                                   ---------         --------         ---------         ----------

WEIGHTED AVERAGE SHARES USED IN COMPUTING LOSS PER SHARE              27,574           27,570            27,574             27,570
                                                                   ---------         --------         ---------         ----------

                   THE PRINCETON REVIEW, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     JUNE 30,         DECEMBER 31,
                                                                                                       2006               2005
                                                                                                 --------------       ------------
                                                                                                   (unaudited)
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents                                                                          $    7,327       $    8,002
  Accounts receivable, net of allowance of $1,021 in 2006 and $1,601 in 2005                             23,647           22,493
  Accounts receivable-related parties                                                                     1,630            1,591
  Other receivables, principally related parties                                                          2,053              813
  Inventory                                                                                               3,094            2,798
  Prepaid expenses                                                                                        1,660            2,229
  Other current assets                                                                                    1,785            1,307
                                                                                                 --------------       -----------
     Total current assets                                                                                41,196           39,233
Furniture, fixtures, equipment and software development, net                                             15,108           16,155
Goodwill                                                                                                 31,506           31,506
Investment in affiliates                                                                                  1,889            1,938
Other intangibles, net                                                                                   12,946           13,371
Other assets                                                                                              4,873            3,168
                                                                                                 --------------       -----------
            TOTAL ASSETS                                                                             $  107,518       $  105,371
                                                                                                 --------------       -----------

LIABILITIES & STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:

  Line of credit                                                                                     $   10,000         $      -
  Accounts payable                                                                                        4,645           10,449
  Accrued expenses                                                                                       11,374           10,826
  Current maturities of long-term debt                                                                    2,761            1,530
  Deferred income                                                                                        21,827           16,548
                                                                                                 --------------       -----------
     Total current liabilities                                                                           50,607           39,353
Deferred rent                                                                                             2,473            2,327
Long-term debt                                                                                              896            2,845
Series B-1 Preferred Stock, $0.01 par value; 10,000 shares authorized;
  6,000 shares issued and outstanding at June 30, 2006 and
  10,000 shares issued and outstanding at December 31, 2005                                               6,000           10,000
STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par value; 4,990,000 shares authorized, none issued and outstanding                  -                -
  Common stock, $0.01 par value; 100,000,000 shares authorized; 27,574,512 and 27,572,172                   276              276
    issued and outstanding at June 30, 2006 and December 31, 2005, respectively
  Additional paid-in capital                                                                            116,590          116,279
  Accumulated deficit                                                                                  (69,020)          (65,430)
  Accumulated other comprehensive loss                                                                    (304)            (279)
                                                                                                 --------------       ----------
     Total stockholders' equity                                                                          47,542           50,846
                                                                                                 --------------       -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                      $  107,518       $  105,371
                                                                                                 ==============       ===========